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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-143254 on Form S-3 and Registration Statement No. 333-144179 on Form S-8 of our reports dated March 14, 2008, relating to the financial statements of Venoco, Inc., and the effectiveness of Venoco, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K of Venoco, Inc. for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

Denver, Colorado
March 14, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM